Exhibit 14 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of:

(i) our report dated January 14, 2013, which appears in the November 30, 2012 Annual Report to Shareholders of Vanguard Florida Focused Long-Term Tax-Exempt Fund, a series of Vanguard Florida Tax-Free Funds, relating to the financial statements and financial highlights, which are also included in this Registration Statement; and

(ii) our report dated December 11, 2012, which appears in the October 31, 2012 Annual Report to Shareholders of Vanguard Long-Term Tax-Exempt Fund, one of the funds constituting Vanguard Municipal Bond Funds, relating to the financial statements and financial highlights, which are also included in this Registration Statement.

We also consent to the references to us under the headings “Financial Highlights” and “Independent Auditor” in this Registration Statement, as well as under the headings “Financial Highlights” in the Prospectuses and “Service Providers” and “Financial Statements” in the Statements of Additional Information with respect to Vanguard Florida Focused Long-Term Tax-Exempt Fund and Vanguard Long-Term Tax-Exempt Fund, which are included and/or incorporated by reference into this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 8, 2013